EXHIBIT 99.1
NEWS

Contact:

John P. Howlett
Vice Chairman Emeritus
Emtec, Inc.
Telephone 908-338-0043
Email johnhowlett@emtecinc.com
Web site www.emtecinc.com

Emtec, Inc. Announces Second Quarter Results

Marlton, NJ, April 22, 2010 – Emtec, Inc. (OCTCBB: ETEC) (“Emtec,” or the “Company”) announced today that for the quarter ended February 28, 2010, earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”) loss of $696,000 compared to EBITDA profit of $216,000 for the quarter ended February 28, 2009. EBITDA for the six months ended February 28, 2010 was $2.42 million, compared with $2.68 million for the six months ended February 28, 2009. Adjusted EBITDA, which is defined by management as net income before interest, taxes, depreciation, amortization, retention bonuses, non-essential overhead, stock based compensation, executive recruiting fees, severance, temporary wage reductions, discretionary bonuses, merger related professional fees and the recovery of prior year expenses (“Adjusted EBITDA”) for the six months ended February 28, 2010 was $3.19 million, compared to $3.23 million for the same six months of the prior year. Net income for the six months ended February 28, 2010 decreased slightly from $621,000 to $558,000 compared to the same six months in the prior fiscal year. The decreases in EBITDA, Net Income, and Adjusted EBITDA are primarily attributable to a longer than anticipated economic downturn in our commercial, state and local business; the after effect of a year long reduction in billing rates  by commercial customers, and; investments made in new management to position the company to take advantage of services growth as the economy recovers. A reconciliation of EBITDA and Adjusted EBITDA to net income (loss) is attached to this press release.

EBITDA and Adjusted EBITDA are key financial metrics used by the Company’s board of directors and management to evaluate and measure the Company’s operating performance. These metrics are not in conformity with generally accepted accounting principles in the United States of America (“GAAP”).  Management’s calculation of EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments. Adjusted EBITDA also eliminates certain non-recurring or unusual costs, reflects certain changes made by management during the quarter and makes adjustments which in the opinion of management are necessary to reflect the underlying ongoing operations of the business going forward. Net income (loss) is the most comparable GAAP measure of the Company’s operating results presented in the Company’s consolidated financial statements.  We have made a reconciliation of these non-GAAP measures to net income (loss), the most closely comparable GAAP measure, for the three and six months ended February 28, 2010 and 2009 and discussed these adjustments below.  EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other GAAP measure of performance or liquidity, and may not be comparable to other similarly titled measures of other companies.  Management believes that the presentation of EBITDA and Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and continuing operations and to determine resource allocation for each of our business segments.

For the Emtec Infrastructure Services (“EIS”) division there was an Adjusted EBITDA loss of $363,000 for the quarter ended February 28, 2010, compared to an Adjusted EBITDA loss of $84,000 for the quarter ended February 28, 2009. Revenue and profits for the second quarter are typically seasonal for EIS.  The Federal and Education business typically have less revenue during this quarter.  In the past the commercial business has been able to absorb some of this cyclicality, but because of the longer term economic slowdown our commercial business could not absorb as much of the loss as we have seen in past. We have taken steps to alleviate this seasonality in the Federal and Education business by engaging in longer term projects with a higher percentage of consulting and managed services revenues. In addition, as part of this shift into consulting and managed services, we have taken steps to change the nature of our commercial business.  In 2009 and 2010, we invested in strengthening our executive management team, marketing initiatives and in April 2010, management analyzed the profitability of the commercial business, and in particular the procurement services business.  As a result management initiated new cost containment measures which will reduce and redirect certain expenses away from our commercial procurement business, which was underperforming to our consulting services in the commercial sector. Management estimates that up to $2 million in annualized costs will be reduced as a result of this restructuring and that the costs associated with the restructuring are estimated to be up to $150,000, primarily related to severance costs. Management will continue to invest in attracting talent to the higher gross margin consulting practices in the commercial sector.

Adjusted EBITDA for Emtec Infrastructure Services (“EIS”) division increased to $2.63 million for the six months ended February 28, 2010 from $1.79 million comparable to the prior year. Except for retention bonuses, all adjustments included in the calculation of Adjusted EBITDA set forth in the reconciliation table below were for this division.

Adjusted EBITDA for the Emtec Global Services (“EGS”) division was $135,000 for the quarter ended February 28, 2010, compared with $498,000 for the quarter ended February 28, 2009.  Adjusted EBITDA for the EGS division decreased from $1.44 million for the six months ended February 28, 2009 to $558,000 for the six months ended February 28, 2010.  This decline was caused by a 13.2% decrease in hours billed and a 8.0% decrease in the average hourly billing rate during the three months ended February 28, 2010 compared with the corresponding period in 2009. Hours billed for the six months ended February 28, 2010 decreased 18.0% and the average hourly billing rate decreased 7.6% compared to the prior year.  Billable hours decreased primarily due to decreases in our Business Analysis and Quality Assurance practices. Most of the clients EGS serves are commercial clients and we believe that this decrease in commercial business is primarily attributed to the current economic downturn. While the overall revenue for the quarter declined on a year over year basis, in the month of February 2010, we began to see an increase in hours billed and an increase in billable rates per hour. We expect this trend to continue, however, we can make no assurance for future trends. The EGS adjustment included in the calculation of Adjusted EBITDA includes retention bonuses paid during the six months ended February 28, 2010.

“We are excited about the continued success in our Federal and Education business which continue to show bottom line increases over last year. In addition, our Infrastructure consulting practice has continued to make new gains, and we have started to see a return to growth for our EGS business. While the results for the quarter were not unexpected, we were disappointed with the performance of our commercial infrastructure practice.  We have made investments in transforming the business and we expect results to fluctuate during the periods of these investments.  We will continue to look for the best ways to build fundamental value, investing in areas of growth and higher margins, and finding ways to shift costs away from lower margin businesses.  We are increasingly pleased that seasoned services industry executives are attracted to the Emtec story and we are very excited about our recent offshore delivery acquisition,” said Dinesh Desai, Chairman and Chief Executive Officer of Emtec. He added “we ask for all our stakeholders to have patience in our transformation as we look to build a world class differentiated systems integrator.”

About Emtec:

Emtec, Inc. a Delaware corporation (the “Company”) established in 1964, is a systems integrator providing information technology (“IT”) services and products to the federal, state, local, education and commercial markets. Emtec helps clients identify and prioritize areas for improvement and then implement process, technology and business application improvements that reduce cost, improve service and align the delivery of IT with the needs of their organization.  The Company’s value-based management methods, coupled with IT technology, consulting and development services, allow us to address a wide range of specific client needs, as well as support broader IT transformation initiatives.  The Company’s client base is comprised of departments of federal, state and local governments in the United States and Canada, schools and commercial businesses throughout the United States and Canada.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to the Company’s ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.”   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

EMTEC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Revenues
Procurement services	$23,275	$29,414	$82,657	$85,773
Service and consulting	12,828	12,547	27,023	26,207
Total Revenues	36,103	41,961	109,680	111,980

Cost of Sales
Cost of procurement services	21,036	26,371	74,209	76,763
Service and consulting	9,165	9,464	19,025	20,297
Total Cost of Sales	30,201	35,835	93,234	97,060

Gross Profit
Procurement services	2,239	3,043	8,448	9,009
Procurement services %	9.6%	10.3%	10.2%	10.5%

Service and consulting	3,663	3,083	7,998	5,911
Service and consulting %	28.6%	24.6%	29.6%	22.6%

Total Gross Profit	5,902	6,126	16,446	14,920
Total Gross Profit %	16.3%	14.6%	15.0%	13.3%

Operating expenses:
Selling, general, and administrative expenses	6,441	5,758	13,719	11,936
Rent expense – related party	157	152	311	304
Depreciation and amortization	571	568	1,167	1,102
Total operating expenses	7,169	6,478	15,197	13,342
Percent of revenues	19.9%	15.4%	13.9%	11.9%

Operating income (loss)	(1,267)	(352)	1,249	1,578
Percent of revenues	-3.5%	-0.8%	1.1%	1.4%

Other expense (income):
Interest income – other	(5)	(6)	(16)	(11)
Interest expense	159	270	303	524
Other	(2)	-	(9)	4

Income (loss) before income taxes	(1,419)	(616)	971	1,061
Provision (benefit) for income taxes	(569)	(231)	413	440
Net income (loss)	$(850)	$(385)	$558	$621

EMTEC, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Net income (loss)	$(850)	$(385)	$558	$621
Interest and other expense (income):	152	264	278	517
Provision (benefit) for income taxes	(569)	(231)	413	440
Depreciation and amortization	571	568	1,167	1,102
EBITDA	(696)	216	2,416	2,681

Retention bonuses (1)	-	-	90	-
Elimination of non-essential overhead (2)	-	175	-	714
Stock based compensation	189	42	274	84
Executive recruiting (3)	2	15	101	29
Severance	2	82	33	105
Temporary wage reductions- reinstated (4)	-	(116)	-	(116)
Discretionary Bonus (5)	181	-	181	-
Merger Related Professional Fees	94	-	94	-
Recovery of prior year expenses (6)	-	-	-	(270)
Total Adjustments (7)	468	198	773	546
Adjusted EBITDA	$(228)	$414	$3,189	$3,227

1)  Expenses associated with retention bonuses which were agreed to in connection with the closing of the Company's acquisition of Luceo.
2)  Elimination of non-essential overhead includes expenses incurred, which were eliminated by management during the three and six months ended February 28, 2009 and will not recur on an ongoing basis. These charges included $36,000 paid to the former owners of Westwood under contracts that were not renewed (net of ongoing consulting costs paid to an owner), $39,000 paid to a senior executive under a contract that was not renewed and paid to other at-will employees whose positions were terminated and $100,000 in sales compensation changes implemented during the three months ended February 28, 2009.  For the six months ended February 28, 2009, these charges included $114,000 paid to the former owners of Westwood under contracts that were not renewed (net of ongoing consulting costs paid to an owner), $400,000 paid to a senior executive under a contract that was not renewed and paid to other at-will employees whose positions were terminated and $200,000 in sales compensation changes.
3) Reflects executive recruiting fees incurred in connection with a management launched search for a senior executive in 2009. Management made a one-time decision to invest in the business by hiring new senior executives to grow the business in 2010 and thereafter.
4) Due to the uncertain economic situation in late calendar 2008, management reduced wages by $116,000 during the three months ended February 28, 2009 and later reinstated full wages at the end of the year, resulting in a one-time cost savings of $116,000.
5) Discretionary bonuses paid to the executive management team in December 2009.
6) Offset from recovered professional fees which the Company previously recorded as an expense that were associated with defending the Company's tax positions during the IRS' 2003 and 2004 tax audit and appeal process.
7) While management has made additional cost cuts in its commercial infrastructure business, it has not included these amounts as adjustments to EBITDA because the Company may invest these amounts in future periods in its consulting services business.

EMTEC INFRASTRUCTURE SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Revenues
Procurement services	$23,275	$29,414	$82,657	$85,773
Service and consulting	5,904	3,883	12,352	6,830
Total Revenues	29,179	33,297	95,009	92,603

Cost of Sales
Cost of procurement services	21,036	26,371	74,209	76,763
Service and consulting	3,435	2,414	6,918	4,641
Total Cost of Sales	24,471	28,785	81,127	81,404

Gross Profit
Procurement services	2,239	3,043	8,448	9,010
Procurement services %	9.6%	10.3%	10.2%	10.5%

Service and consulting	2,469	1,469	5,434	2,189
Service and consulting %	41.8%	37.8%	44.0%	32.0%

Total Gross Profit	4,708	4,512	13,882	11,199
Total Gross Profit %	16.1%	13.6%	14.6%	12.1%

Operating expenses:
Selling, general, and administrative expenses	5,437	4,702	11,731	9,772
Rent expense – related party	102	92	203	184
Depreciation and amortization	342	350	711	675
Total operating expenses	5,881	5,144	12,645	10,631
Percent of revenues	20.2%	15.4%	13.3%	11.5%

Operating income (loss)	(1,173)	(632)	1,237	568
Percent of revenues	(4.0)%	(1.9)%	1.3%	0.6%

Other expense (income):
Interest income – other	(5)	(6)	(16)	(10)
Interest expense	104	162	191	300
Other	-	-	(5)	-

Income (loss) before income taxes	(1,272)	(788)	1,067	278
Provision (benefit) for income taxes	(523)	(309)	435	107
Net income (loss)	$(749)	$(479)	$632	$171

EMTEC INFRASTRUCTURE SERVICES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Net income (loss)	$(749)	$(479)	$632	$171
Interest and other expense (income):	99	156	170	290
Provision (benefit) for income taxes	(523)	(309)	435	107
Depreciation and amortization	342	350	711	675
EBITDA	(831)	(282)	1,948	1,243

Elimination of non-essential overhead (1)	-	175	-	714
Stock based compensation	189	42	274	84
Executive recruiting (2)	2	15	101	29
Severance	2	82	33	105
Temporary wage reductions- reinstated (3)	-	(116)	-	(116)
Discretionary Bonus (4)	181	-	181	-
Merger Related Professional Fees	94	-	94	-
Recovery of prior year expenses (5)	-	-	-	(270)
Total Adjustments (6)	468	198	683	546
Adjusted EBITDA	$(363)	$(84)	$2,631	$1,789

1)  Elimination of non-essential overhead includes expenses incurred, which were eliminated by management during the three and six months ended February 28, 2009 and will not recur on an ongoing basis. These charges included $36,000 paid to the former owners of Westwood under contracts that were not renewed (net of ongoing consulting costs paid to an owner), $39,000 paid to a senior executive under a contract that was not renewed and paid to other at-will employees whose positions were terminated and $100,000 in sales compensation changes implemented during the three months ended February 28, 2009.  For the six months ended February 28, 2009, these charges included $114,000 paid to the former owners of Westwood under contracts that were not renewed (net of ongoing consulting costs paid to an owner), $400,000 paid to a senior executive under a contract that was not renewed and paid to other at-will employees whose positions were terminated and $200,000 in sales compensation changes.
2) Reflects executive recruiting fees incurred in connection with a management launched search for a senior executive in 2009. Management made a one-time decision to invest in the business by hiring new senior executives to grow the business in 2010 and thereafter.
3) Due to the uncertain economic situation in late calendar 2008, management reduced wages by $116,000 during the three months ended February 28, 2009 and later reinstated full wages at the end of the year, resulting in a one-time cost savings of $116,000.
4) Discretionary bonuses paid to the executive management team in December 2009.
5) Offset from recovered professional fees which the Company previously recorded as an expense that were associated with defending the Company's tax positions during the IRS' 2003 and 2004 tax audit and appeal process.
6) While management has made additional cost cuts in its commercial infrastructure business, it has not included these amounts as adjustments to EBITDA because the Company may invest these amounts in future periods in its consulting services business.

EMTEC GLOBAL SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Revenues
Service and consulting	$6,924	$8,664	$14,671	$19,378
Total Revenues	6,924	8,664	14,671	19,378

Cost of Sales
Service and consulting	5,730	7,050	12,107	15,656
Total Cost of Sales	5,730	7,050	12,107	15,656

Gross Profit
Service and consulting	1,194	1,614	2,564	3,722
Service and consulting %	17.2%	18.6%	17.5%	19.2%

Total Gross Profit	1,194	1,614	2,564	3,722
Total Gross Profit %	17.2%	18.6%	17.5%	19.2%

Operating expenses:
Selling, general, and administrative expenses	1,004	1,056	1,988	2,164
Rent expense – related party	55	60	108	121
Depreciation and amortization	229	218	456	427
Total operating expenses	1,288	1,334	2,552	2,712
Percent of revenues	18.6%	15.4%	17.4%	14.0%

Operating income (loss)	(94)	280	12	1,010
Percent of revenues	(1.4)%	3.2%	0.1%	5.2%

Other expense (income):
Interest income – other	-	-	-	(1)
Interest expense	55	108	112	224
Other	(2)	-	(4)	4

Income (loss) before income taxes	(147)	172	(96)	783
Provision (benefit) for income taxes	(46)	78	(22)	333
Net income (loss)	$(101)	$94	$(74)	$450

EMTEC GLOBAL SERVICES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three Months Ended February 28,		Six Months Ended February 28,
	2010	2009	2010	2009
Net income (loss)	$(101)	$94	$(74)	$450
Interest and other expense (income):	53	108	108	227
Provision (benefit) for income taxes	(46)	78	(22)	333
Depreciation and amortization	229	218	456	427
EBITDA	135	498	468	1,437

Retention bonuses (1)	-	-	90	-
Total Adjustments	-	-	90	-
Adjusted EBITDA	$135	$498	$558	$1,437

1)  Expenses associated with retention bonuses which were agreed to in connection with the closing of the Company's acquisition of Luceo.